EXHIBIT 10.17

SPONSORED RESEARCH AGREEMENT

This SPONSORED RESEARCH AGREEMENT (this "Agreement") is entered into as of the last date below written (the "Effective Date"), by and between SARA MANTERO, Ph.D. ("Mantero"); MARIA ADELAIDE ASNAGHI ("Asnaghi"); HARVARD BIOSCIENCE, INC., a Delaware corporation (the "Company"); and the DEPARTMENT OF BIOENGINEERING OF THE POLITECNICO DI MILANO ("PDM").

Recitals:

A.           Mantero is a faculty member and Asnaghi is a PhD student at PDM.

B.           Mantero and Asnaghi are the inventors of certain processes and devices that allow for the migration of organic cells into tissue samples while being incubated under ideal conditions in a specialized bioreactor (the "Technology").

C.           The parties to this Agreement have executed as of even date as this Agreement an Exclusive License Agreement (the "ELA"), whereby Company has obtained the exclusive license rights to the Technology and improvements related to the Technology.

D.           PDM hereby expressly waives and renounces to all and any right relating to the authorship, paternity, ownership, intellectual property, use, economic and commercial interests or of whatever other nature, that it has or may have on the Technology and on improvements related to the Technology.

E.           Company desires that Mantero, Asnaghi and PDM continue to perform certain research work related to improving and expanding upon the Technology as described in this Agreement and Company is willing to sponsor such research in accordance with the terms of this Agreement.

F.           The parties have determined that it is in their mutual best interests to enter into this Agreement to describe their mutual rights and responsibilities and to provide for how new intellectual property resulting from the research described in this Agreement will be owned and licensed.

THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby recognized by the parties, the parties agree as follows:

1.          Term. By providing the other party ninety (90) days prior written notice, either party may terminate this Agreement for any or no reason any time after one (1) year from the Effective Date.

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2.          Agreement to Research. During the term of this Agreement, PDM will use its own facilities and its best efforts to conduct the research program described in Exhibit A ("Research Program") under the principal direction of Mantero or her successor as mutually agreed upon between Company and PDM (the "Principal Researcher"). Mantero and Asnaghi agree not to accept sponsorship from any competitor of Company to perform research similar to the research to be performed in the Research Program, with the understanding that a government entity, a foundation or a charity will not be considered a competitor of Company. The parties acknowledge that the certain distributor agreement executed by and between SKE Srl and Company as of the date of this Agreement does not cause conflict with this Agreement.

3.          Consideration. As consideration the receipt and adequacy of which is hereby acknowledged by the parties, Company agrees to loan to PDM up to Thirty-Five Thousand and 00/100 ($35,000.00) United States Dollars worth of equipment (the "Equipment") during the term of this Agreement to be used solely in association with the Research Program. Further, Company will provide engineering support to PDM to help realize novel bioreactor designs developed during the term of this Agreement as mutually agreed upon by the parties.

4.          Consultation. During the period of this Agreement, Company's representatives or agents will be provided with access to the Principal Researcher both personally, by E-mail, by telephone and other means to discuss the Research Program. Company's agents and representatives will be permitted to visit the laboratories involved in the conduct of the Research Program as may be reasonably requested by Company.

5.          Reports. The Principal Researcher will make a written report to Company at least once every month summarizing the work completed under the Research Program since the date of the last report. The Principal Researcher and Company will also meet once every three (3) months in person at PDM to discuss the work completed under the Research Program since the date of the last in person meeting. The Principal Researcher will also submit to Company a comprehensive final report detailing the efforts and results of the Research Program within sixty (60) days after the termination of the Research Program.

6.          Intellectual Property. With respect to any intellectual property resulting from the Research Program, the parties agree to the terms determining their relative intellectual property rights as described in Exhibit B.

7.          Publication and Other Academic Rights.

a.  To avoid the loss of patent rights as a result of premature disclosure of patentable information, Mantero, Asnaghi and PDM will submit any prepublication materials related to the Research Program to Company for review and comment at least thirty (30) days prior to the planned submission for publication, If Company determines that the proposed publication contains patentable subject matters that should be protected, Company may require the delay of the submission for a period of time not to exceed sixty (60) days after the date of the original planned submission date for publication for the purpose of allowing the pursuit of such protection.

b.  Mantero and Asnaghi may discuss the Research Program with other investigators and academics solely for scientific or research purposes but will not reveal information that is Confidential Information (as defined in the ELA) that belongs to Company. If any jointly owned intellectual property results from such discussions, then PDM, Mantero and Asnaghi will and hereby grant Company the rights set forth in Exhibit B if possible. In all cases, PDM will use its best efforts to obtain rights for Company in such joint intellectual property.

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8.          Equipment Title. The Equipment will at all times during this Agreement be the sole and exclusive property of Company. PDM hereby acknowledges that Company is the owner of the Equipment and further acknowledges that PDM will acquire no ownership, title or other property rights in the Equipment by reason of this Agreement. Upon termination of this Agreement, PDM will return the Equipment to Company at an address to be specified by Company.

9.          Equipment Use. PDM will not use, maintain, or store the Equipment in violation of any applicable regulatory laws or regulations of any governmental agency.

10.         Equipment Repairs, Replacements and Modifications. PDM will, at its own expense, make all repairs and replacements to the Equipment during the continuance of this Agreement necessary to keep and maintain the Equipment in good mechanical condition and repair, including, but not limited to, all repairs occasioned by accident. All attachments, accessories and repairs at any time made to or placed upon the Equipment or any replacement thereof, will become part of the Equipment and will immediately become the property of Company for all purposes. All Equipment replacement parts and accessories, will immediately become the property of Company for all purposes,

11.         DISCLAIMER OF WARRANTIES AND WAIVER OF DEFENSES. COMPANY MAKES NO WARRANTY, EXPRESSED OR IMPLIED, TO ANYONE, AS TO THE FITNESS, MERCHANTABILITY, DESIGN, CONDITION, CAPACITY, PERFORMANCE, OR ANY OTHER ASPECT OF THE EQUIPMENT OR ITS MATERIAL OR WORKMANSHIP. COMPANY FURTHER DISCLAIMS ANY LIABILITY FOR LOSS, DAMAGE OR INJURY TO ANY PARTIES TO THIS AGREEMENT OR THIRD PARTIES AS A RESULT OF ANY DEFECTS, LATENT OR OTHERWISE, IN THE EQUIPMENT WHETHER ARISING FROM COMPANY'S NEGLIGENCE OR APPLICATION OF THE LAWS OF STRICT LIABILITY.

12.         Jurisdiction and Disputes; Choice of Law. The rights and obligations of the parties under this Agreement shall be governed by the laws of Italy. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to the breach or termination hereof (a "Dispute"), the parties agree to resolve the same as follows:

(a)          The parties to the Dispute shall initially attempt to resolve it through consultations and negotiations.

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(b)          If the Dispute has not been resolved amicably within thirty (30) days after any party provides notice thereof, unless the parties agree otherwise, the Dispute shall be resolved by a single arbitrator in a final and binding arbitration that will be conducted in Milan, Italy in accordance with the Arbitration Rules of the Chamber of Commerce of Milan, as in effect on the Effective Date (the "Milan Rules"). The International Centre for Dispute Resolution ("ICDR") shall serve as the appointing authority. If the parties cannot agree on the arbitrator then an arbitrator experienced in matters similar to the Dispute will be chosen by ICDR. The language to be used in the arbitration proceeding shall be English, The arbitration shall be administered by the ICDR under the Milan Rules. The arbitrator shall render a written award stating the reasons for the decision. An arbitration award or decision may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award or decision and any appropriate order, including enforcement. All direct costs of an arbitration proceeding under this Section, including fees and expenses of arbitration, shall be borne equally by the parties hereto. All other costs, including counsel and witness fees, shall be borne by the party incurring them.

(c)          Each of the parties hereto consents to the submission of any Dispute for settlement by final and binding arbitration in accordance with paragraph (b) above, Such consent shall satisfy the requirements for an "agreement in writing" pursuant to Article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards, done at New York on June 10, 1958.

(d)          Each of the parties hereby undertakes to carry out without delay the provisions of any arbitration award or decision.

13.         Integration. With respect to the subject matter of this Agreement, this Agreement constitutes the entire understanding between the parties and supersedes any prior discussions, negotiations, agreements and understandings.

14.         Notice. All notices and other communications required or permitted under this Agreement will be in writing and will be deemed given when delivered personally or by registered or certified mail, return receipt requested, addressed as follows (or any other address that is specified in writing by either party):

To Mantero:

Sara Mantero

Dipartimento di Bioingegneria

Politecnico di Milano

Via Golgi 39 (Ed.34 - piano IV)

20133 Milan
Italy

To Asnaghi:

Maria Adelaide Asnaghi
Via Piave 54
20036 Meda (MI)
Italy

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To PDM:

Giancarlo Ferrigno
Dipartimento di Bioingegneria
Politecnico di Milano
Via Golgi 39 (Ec1.34 - piano IV)
20133 Milan
Italy

To Company:

Harvard Bioscience, Inc.
84 October Hill Road
Holliston, Massachusetts 01746
United States of America

With a copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.
Attn: Sara M. Kruse, Esq.
27777 Franklin Rd., Suite 2500
Southfield, Michigan 48034
United States of America

15.         Severability. Whenever possible, each provision of this Agreement will be interpreted in such a way as to be effective and valid under applicable law. If a provision is prohibited by or invalid under applicable law, it will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

16.         Assignments. No assignment of this Agreement or of any right or obligation under this Agreement will be made by any party without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld. Further, Company may assign its rights under the Agreement without the prior written consent of the other parties so long as Company remains responsible for any obligations in respect of this Agreement

17.         Waiver. Any party's failure to exercise a right or remedy will not operate as a waiver of any of such party's rights or remedies or the other parties' obligations under this Agreement and will not constitute a waiver of its right to declare an immediate or a subsequent default.

18.         Amendments. The terms of this Agreement may not be varied or modified in any manner, except in a subsequent writing executed by an authorized representative of each party.

19.         Independent Contractors. In their relationship under this Agreement, each party is an independent contractor. Nothing in this Agreement on its own will be construed such that either party will be considered an agent or partner of the other.

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20.         Survival. The following Sections will survive the termination of this Agreement: 1, 6 - 9 and 11 - 25.

21.         Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original agreement, but all of which will be considered one instrument and will become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other. A facsimile of this document bearing a party's signature or a printed copy of the original, signed document scanned in .pdf or .tif format will have the same legal force and effect as an original of such signature and will be treated as an original document for evidentiary purposes.

22.         Force Majeure. No party will be deemed to be in default or otherwise responsible for delays or failures in performance resulting from acts of God, acts of war or civil disturbance, epidemics, governmental action or inaction, fires, earthquakes, unavailability of labor, materials, power or communication, or other causes beyond their reasonable control.

23.         No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any third-party, other than the parties to this Agreement and their respective successors and permitted assigns.

24.         Titles. Titles and headings to Sections in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of the Agreement.

25.         Ambiguity Not to Be Construed Against Drafter. Each party to this Agreement has been involved in its drafting and negotiation. No rule of law that ambiguity in an agreement will be construed against the drafter will be applied in interpreting this Agreement.

SIGNATURES ON NEXT PAGE

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Agreed as of the date last below written:

Mantero:		Company:

HARVARD BIOSCIENCE, INC.,
a Delaware corporation

By:	/s/ Sara Mantero

SARA MANTERO, Ph.D.

Dated:		By:	/s/ David Green

Asnaghi:		Print Name:	David Green

		Its:	President

By:	/s/ Maria Adelaide Asnaghi	Dated:	5th August, 2009

MARIA ADELAIDE ASNAGHI

Dated:

PDM:

DEPARTMENT OF BIOENGINEERING of the
POLITECNICO DI MILANO

By:	/s/ Giancarlo Ferrigno

Print Name:	Prof GIANCARLO FERRIGNO, Ph.D

Its:

Dated:

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Exhibit A

Research Program

Mantero, Asnaghi and PDM will design and develop additional intellectual property relating to bioreactors, including other clinical applications, the scope of which will be determined by Mantero, Asnaghi, PDM and Company, from time-to-time.

Automation of the seeding process in both sides of the tubular structure.

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Exhibit B

Intellectual Property Rights

1.          "New Technology" means any intellectual property developed through the Research Program that is not already included within the Licensed Technology (as defined in and set forth in the ELA).

2.          The parties acknowledge that Improvements (as defined in the ELA) developed through the Research Program are already included in the Licensed Technology and will be and already are licensed to Company pursuant to the terms of the ELA.

3.          The parties will consult regarding preparation and filing of any patent applications for Licensed Technology not currently protected by patent and for any New Technology, The party designated to file an application will provide the other parties, on a confidential basis, a copy of any such application filed and any documents received or filed during prosecution thereof with the opportunity to comment thereon. The parties will cooperate in obtaining execution of any necessary documents required to prosecute such patent applications or related filings. The party responsible for tiling the patent application may choose its own patent counsel and will be responsible for all costs associated with the filing and maintaining the patent if issued.

4.          Title to all intellectual property developed by Mantero, Asnaghi or other PDM employees resulting from the Research Program will reside with Mantero and Asnaghi. Title to all intellectual property developed by Company resulting from the Research Program will reside in Company. Title to all inventions and discoveries made jointly by Mantero, Asnaghi or other PDM employees and Company resulting from the research performed hereunder will reside jointly in Mantero and Asnaghi and Company.

5.          Mantero, Asnaghi and PDM grant to Company an option for a worldwide, royalty-bearing exclusive license for all intellectual property rights related to any New Technology and right to disclose and use the names of Mantero and Asnaghi in connection with promoting, advertising, marketing, licensing and/or selling the New Technology, as long as such disclosure and usage accurately describes their involvement in the development of the New Technology. Such option will be exercisable in the following manner: Whenever Company believes that it has identified a commercially exploitable New Technology, it will notify PDM of its desire to enter into such a license agreement, and the parties shall enter into an exclusive license agreement upon the same terms and conditions, including economic terms, as the ELA.

6.          Mantero, Asnaghi and PDM grant Company a fully paid-up, nonexclusive license under their copyrights to make and distribute copies and to make derivative works from any written report or software source code prepared and delivered to Company in accordance with this Agreement.

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